Exhibit 10.1

SETTLEMENT AGREEMENT AND

GENERAL MUTUAL RELEASE

This Settlement Agreement and General Mutual Release (“Agreement”) is made and entered into as of June 11, 2010, by and between, on the one hand, Endeavor Power Corp, a Nevada corporation (“EDVP”) and, on the other hand, Regal Capital Development Inc. (“Holder”).  EDVP and HOLDER are sometimes referred to herein as “Party” or “Parties”.

RECITALS

A.

Whereas, on August 25, 2009, EDVP executed a Convertible Promissory Note (the “Convertible Note”) in favor of the Holder for the principal amount of $826,541, plus any accrued and unpaid interest, (collectively the loan amount including any interest due thereunder shall be referred to as the “Principal Amount”); and,

B.

Whereas, EDVP and Holder wish to mutually cancel and terminate the Convertible Note; and,

C.

Whereas, EDVP and Holder have agreed to settle $75,000 of the Principal Amount by issuing 37,500,000 shares of EDVP restricted common stock (the “Shares”); and

D.

Whereas, EDVP and Holder that agreed that EDVP will issue a new Promissory Note equal to the Principal Amount less $75,000; and

E.

Whereas, EDVP is not receiving any additional consideration from Holder for purposes of the transactions contemplated hereby, and Holder is not paying any additional to EDVP for any of the transactions contemplated hereby; and,

F.

Whereas, as a result of negotiations between EDVP and Holder, the Parties have proposed resolution that they deem to be fair and equitable, and by this Agreement, Holder and EDVP wish to compromise, resolve, waive and release any and all claims, known or unknown, by and between them as fully set forth herein which exist or may exist today.

G.

Whereas, each party, without admitting any liability whatsoever, enters into this Agreement to settle all disputes, claims and actions between the Parties, as well as to settle any and all events or relationships between the Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

A.

Recitals.

The foregoing recitals are true and correct and incorporated by reference herein.

B.

Consideration.

As full consideration for this Agreement hereunder, Holder shall receive the following:

(1)

The Shares in exchange for cancellation of $75,000 of the Principal Amount; and

(2)

A One-Year, 10% Promissory Note due June 11, 2011 for the Principal Amount less $75,000.

C.

Breach; Action for Damages.  Either Party may seek damages against the other resulting from a breach of this Agreement.

D.

No Waiver.  The waiver by any party of the performance of any covenant, condition, promise or breach shall not invalidate this Agreement, nor shall it waive that Party’s or any other Party’s right to future performance of such covenant, condition or promise.  The failure to pursue or the delay in pursuing any remedy or in insisting upon full performance any covenant, condition or promise shall not prevent a party from later pursuing remedies or insisting upon full performance for the same or similar defaults, breaches or failures.

E.

Notices.  All notices, approvals, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall either be delivered in writing personally or sent by overnight mail delivery or sent by certified first class mail, postage prepaid, deposited in the United States mail, and properly addressed to the Party at its address set forth on the signature page hereto, or at any other address that such Party may designate by written notice to the other Parties.  Notice shall be effective immediately upon personal delivery, after five (5) calendar days if made by regular mail or after two (2) business days if given by overnight mail or by facsimile.

F.

Mutual Release.  Holder, on the one hand, and EDVP, on the other hand, for themselves and their respective predecessors, successors, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, attorneys, and all others claiming by or through them hereby release and forever discharge each other and their respective predecessors, successors, affiliated entities, subsidiaries, parent companies, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, and attorneys from any and all actions, causes of action, suits, proceedings, debts, contracts, controversies, agreements, promises, damages, claims and demands of any kind, nature or description, known or unknown, of any kind whatsoever, whether based upon a tort, contract or other theory of recovery, and whether for compensatory damages, punitive damages or other relief in law, equity or otherwise, that any of the Parties has ever had, now has, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including without limitation all claims arising out of or relating to the transactions contemplated hereby.

G.

Release of Unknown Claims Arising from Actions.  The Parties acknowledge that they are familiar with Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Parties expressly waive and relinquish any and all rights and benefits which they may have under, or which may be conferred upon them by the provisions of Section 1542 of the California Civil Code, as well as under any other similar state or federal statute or common law principle, with respect to all claims alleged, or that could have been alleged, including without limitation any and all claims relating to or arising out of the transactions contemplated hereby.  The Parties acknowledge that such waiver shall not prevent the Parties from seeking damages against the other resulting from a breach of this Agreement.

H.

Representation of Comprehension of Document, Undertakings and Representations and Warranties.

1.

In entering into this Agreement, the Parties hereto represent that they have read the contents of this Agreement, that the terms of this Agreement have been explained to them by their attorney, that those terms are fully understood and voluntarily accepted by them, that they have relied upon the legal advice of their respective attorney, who is an attorney of their own choosing, and that hereafter no such party shall deny the validity of this Agreement on the ground that he, she or it did not have adequate advice of counsel.

2.

Each party to this Agreement has made such investigation of the facts pertaining to this Agreement and of all the matters pertaining thereto as it deems necessary.  In entering into this Agreement provided for herein, each party assumes the risk of any misrepresentation, concealment, or mistake. If any party should subsequently discover that any fact relied upon by it in entering into this Agreement was untrue, or that any fact was concealed from it, or that its understanding of the facts or of the law was incorrect, such party shall not be entitled to any relief in connection therewith, including, without limitation on the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement.  This Agreement is intended to be and is final and binding between the parties hereto, regardless of any claims of misrepresentation, promise made without the intention of performing, concealment of fact, mistake of fact or law, or of any other circumstance whatsoever.

3.

Each party is aware that it may hereafter discover claims or facts in addition to or different from those it now knows or believes to be true with respect to the matters related herein.  Nevertheless, it is the intention of the Parties to fully, finally, and forever settle and release all such matters and claims relative thereto, which do now exist, may exist, or heretofore have existed between them. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete releases of all such matters, notwithstanding the discovery or existence of any additional or different claims or facts relative thereto.

I.

Disclaimer of Liability.  It is understood and agreed that this Agreement is a compromise of disputed claims by and between EDVP and Holder, and that neither the release specified herein nor the negotiation of this Agreement shall be considered as admissions of any liability whatsoever.

J.

Non-Disparagement.    The Parties agree that they will not make any derogatory statements, either oral or written, or otherwise disparage each other, their products, services, work and/or employment, and will take all reasonable steps to prevent others from making derogatory or disparaging statements on their behalf.

K.

Entire Agreement; No Oral Modification. This Agreement constitutes the complete and entire written agreement of compromise, settlement and release between the Parties and constitutes the complete expression of the terms of the settlement. All prior and contemporaneous agreements, representations, and negotiations are superseded and merged herein. The terms of this Agreement can only be amended or modified by a writing, signed by duly authorized representatives of all Parties hereto, expressly stating that such modification or amendment is intended.

L.

Confidentiality of Entire Agreement.

1.

The Parties and their attorneys, and each of their agents or persons acting for them, are prohibited from disclosing the nature and substance of the claims involved, settlement terms and conditions, and the history, background, negotiations, terms and conditions of all settlements with any individual other than their attorneys of record and/or advisers for income tax or other legal purposes.  The Parties may make such disclosures to their attorneys or to any other person or entity such as accountants, auditors or insurers, shareholders, or any other similar entity or individual to whom such disclosure is required in the ordinary course of the business, or to any potential financing source, acquirer, investor or partner of EDVP, or to anyone to whom disclosure is required by subpoena or other legal process or operation of law.

2.

The Parties and their attorneys, and each of their agents or persons acting for them, may not make any statements, either directly or indirectly, by implication or innuendo, to the press or media, concerning the fact or amount of settlement, the nature and substance of the claims resolved herein or describe or characterize the settlement in any way.  The Parties and their attorneys, and each of their agents or persons acting for them, may not use their involvement in this settlement as the basis for speeches, interviews, seminars, articles, books or promotional materials of any kind.  Any inquiry made of the Parties and their attorneys, and each of their agents or persons acting for them, into the subject matter of these settlement terms, by anyone, including the press or media, will be met by a statement that the disagreements were disposed of to the mutual satisfaction of the parties’ and that they have no further comment.

M.

Authority to Execute.  Each Party executing this Agreement represents that it is authorized to execute this Agreement. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he or she is authorized to execute this Agreement on behalf of said entity.

N.

Warranty Against Assignment.  The Parties represent and warrant to each other that they have not and will not encumber, assign or transfer or purport to encumber, assign or transfer, in whole or in part, to any person, firm or corporation whatsoever, any claim, debt, liability, demand, obligation, cost, expense, damage, action or cause of action herein released or settled.

O.

Construction of Agreement.  The Parties and their counsel have reviewed and negotiated this Agreement, and the normal rule of construction to the effect that any ambiguities in an agreement are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

P.

Voluntary Agreement.  The Parties have read this Agreement, have had the benefit of counsel and freely and voluntarily enter into this Agreement.

Q.

Counterparts.  This Agreement may be executed in counterparts and, if so executed, each counterpart shall have the full force and effect of an original. Further, a telecopied signature page by any signatory shall constitute an original for all purposes.

R.

Further Assurances.  Each of the Parties to this Agreement agrees to perform such further acts and to execute and deliver any and all further documents that may reasonably be necessary or desirable to effectuate the purpose of this Agreement.

S.

Governing Law.  This Agreement is being executed and delivered, and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to conflict of law principles.  This Agreement shall be deemed made and entered into in San Diego County, State of California, United States of America; however, it is intended to resolve all claims, known or unknown, between EDVP and Holder in any jurisdiction.

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IN WITNESS WHEREOF, the Parties have entered into this Agreement made and effective as of the date first hereinabove written.

Dated:  June 17, 2010

Endeavor Power Corp.

By:  /s/ Richard O. Weed

Richard O. Weed

Chief Executive Officer

Dated:  June 17, 2010

Holder:

By: /s/ Meyvis Sanchez

Meyvis Sanchez

Chief Executive Officer

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